Exhibit A-4

STOCKHOLDERS’ AGREEMENT

     This Stockholders’ Agreement (this “Agreement”) is made and entered into as of this     day of          , 2002, by and among TRANSLink Management Corporation, a Delaware corporation (the “Corporation”), and the Persons (as defined herein) set forth on Schedule A attached hereto (each such Person, a “Stockholder” and collectively, the “Stockholders”). The Corporation and each of the Stockholders are sometimes individually referred to herein as a “Party,” and collectively, the “Parties.”

RECITALS

     WHEREAS, pursuant to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), the Corporation is authorized to issue, among other series or classes of capital stock, Class A Common Stock, par value $[   ] per share (the “Class A Common Stock”), Class B Common Stock, par value $[   ] per share (the “Class B Common Stock”), and Class C Common Stock, par value $[   ] per share (the “Class C Common Stock”);

     WHEREAS, each Stockholder owns shares of the Corporation’s Class A Common Stock and/or Class B Common Stock and/or Class C Common Stock;

     WHEREAS, as defined in that certain Schedule of Definitions for Corporate Agreements, attached hereto as Schedule B, certain of the Stockholders are “Private Power Participants” and certain of the Stockholders are “Public Power Participants;” and

     WHEREAS, the Stockholders desire to set forth herein certain understandings and agreements with respect to their relationship as stockholders of the Corporation.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in the Agreement, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby adopt this Agreement and agree as follows:

ARTICLE 1

Definitions

     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Schedule of Definitions for Corporate Agreements, attached hereto as Schedule B.

ARTICLE 2

Representations and Warranties of the Stockholders

     Each Stockholder represents and warrants that:

     2.1.   Organization. It is duly organized, validly existing and in good standing under the laws of the state of its organization;

     2.2.   Authorization. It has all requisite power and authority to enter into this Agreement; the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary and appropriate action on the part of such Stockholder; and this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes (assuming the due and valid execution and delivery of this Agreement by the other Parties), the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms;

     2.3.   No Litigation. There is no litigation pending or, to the best knowledge of such Stockholder, threatened against such Stockholder which has a reasonable likelihood of materially and adversely affecting the consummation of the transactions contemplated hereby or any of such Stockholder’s obligations under this Agreement;

     2.4.   No Breach. The execution, delivery and performance by such Stockholder of this Agreement will not result in a breach of any of the terms, provisions or conditions of any agreement to which such Stockholder is a party which has a reasonable likelihood of materially and adversely affecting the consummation of the transactions contemplated hereby or any of such Stockholder’s obligations under this Agreement;

     2.5.   Required Consents. The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not require any approval, permits, consents, or waivers which have not already been obtained;

     2.6.   Required Approvals. The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not require any filing by such Stockholder with, or approval or consent of, any governmental authority which has not already been made or obtained; and

     2.7.   No Claims. There are no claims, either administrative or judicial, at law or in equity, pending or, to the best knowledge of such Stockholder, threatened against it which could, if continued, have a material adverse affect on the business, operations, properties, assets or condition (financial or otherwise) of such Stockholder, or the ability of such Stockholder to perform its obligations under this Agreement.

ARTICLE 3

Directors; Voting Agreements

     3.1.   Election of Directors.

          (a)   Voting Generally. From and after the date hereof, each Stockholder shall vote, or cause to be voted, all of the securities held by such Stockholder in the Corporation which are voting securities and which such Stockholder has the power to vote or direct the voting (including pursuant to any Voting Trust Agreement), and shall take all other reasonably necessary or desirable actions within such Stockholder’s control, and the Corporation shall take all reasonably necessary or desirable actions within its control, so that:

               (i)   Number of Directors. Except as otherwise set forth herein, the initial authorized number of directors (the “Directors”) on the Board of Directors of the Corporation (the “Board”) shall be established at nine (9) Directors, which number may be increased or decreased from time to time by the affirmative vote of a Majority of the Class B and Class C Stockholders. Unless otherwise determined by FERC as not being necessary to satisfy the FERC Independence Rule, the right of the Public Power Participants to elect the Public Power Director (as defined below) and the right of the Private Power Participants to elect the Private Power Director (as defined below) shall lapse on the date that is the fifth (5th) anniversary of the Operations Date, and a Majority of the Class B and Class C Stockholders shall thereupon affirmatively vote to remove the Public Power Director and the Private Power Director from the Board and decrease the number of Directors constituting the Board by two (2) Directors.

               (ii)   Board Selection. Except as otherwise provided for herein, the Directors constituting the Board shall be elected as follows:

                    (A)    Private Power Director. So long as any shares of the Corporation’s Class B Common Stock or Class C Common Stock are held by Stockholders that are Private Power Participants, such Private Power Participants, by majority vote, voting together as a separate class with each Private Power Participant entitled to one (1) vote per Private Power Participant (each Private Power Participant and all of its Affiliates shall have one vote in the aggregate), shall be entitled to elect one (1) Director (the “Private Power Director”) at each meeting or pursuant to consent of the Corporation’s stockholders for the election of Directors. The designation of the Private Power Director as a Class II Director or a Class III Director (in each instance as defined in Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement) shall be in conformance with Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement (the Private Power Director shall neither be a Class I Director (as defined in Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement) nor in the same class as the Public Power Director (as defined below)). At any time and from time to time, acting by written consent or pursuant to a stockholder vote, the Private Power Participants, by majority vote, voting together as a separate class with each Private Power Participant entitled to one (1) vote per Private Power Participant (each Private Power Participant and all of its Affiliates shall have one vote in the aggregate), shall be entitled to: (X) remove from office the Private Power Director, for Cause (as defined below), provided that the decision to remove the Private Power Director for Cause is confirmed by a vote of a majority of the Other Directors; and (Y) fill any vacancy caused by the resignation, death or removal of such Director.

                    (B)    Public Power Director. So long as any shares of Class B Common Stock or Class C Common Stock are held by Stockholders that are Public Power Participants, such Public Power Participants, by majority vote, voting together as a separate class with each Public Power Participant entitled to one (1) vote per Public Power Participant (each Public Power Participant and all of its Affiliates shall have one vote in the aggregate), shall be entitled to elect one (1) Director (the “Public Power Director”) at each meeting or pursuant to consent of the Corporation’s stockholders for the election of Directors. The designation of the Public Power Director as a Class II Director or a Class III Director shall be in conformance with Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement (the Pubic Power Director shall neither be a Class I Director nor in the same class as the Private Power Director). At any time and from time to time, acting by written consent or pursuant to a stockholder vote, the Public Power Participants, voting together as a separate class with each Public Power Participant entitled to one (1) vote per Public Power Participant (each Public Power Participant and all of its Affiliates shall have one vote in the aggregate), shall be entitled to: (X) remove from office the Public Power Director, for Cause (as defined below), provided that the decision to remove the Public Power Director for Cause is confirmed by a vote of a majority of the Other Directors; and (Y) fill any vacancy caused by the resignation, death or removal of such Director. The Public Power Participants holding shares of Class B Common Stock or Class C Common Stock shall grant a proxy to each Excepted Public Power Participant so that each Public Power Participant, including the Excepted Public Power Participants, shall have one (1) vote per Public Power Participant (each Public Power Participant and all of its Affiliates shall have one vote in the aggregate) in selecting the Public Power Director.

                    (C)   Other Directors. The remaining seven (7) Directors (the “Other Directors”) initially shall be selected prior to, and formally approved as of, the Closing Date in accordance with Sections 3.3(d) and 5.5 of the Restated Formation Agreement. The designations of the Other Directors as Class I Directors, Class II Directors or a Class III Directors shall be in conformance with Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement. Thereafter, in the event of a vacancy (including the expiration of the term) of one or more of the Other Directors, subject to the requirements of Section 3.1(c) below, such vacancy shall be filled by the affirmative vote of a majority of the remaining Other Directors.

For purposes of this Agreement, “Cause” shall mean, with respect to the Private Power Director or the Public Power Director, (i) such Person’s breach of any agreement between such Person and TRANSLink and/or the Corporation, which breach is not substantially cured within five (5) days of receipt by such Person of written notice from TRANSLink and/or the Corporation specifying the nature of the alleged breach; (ii) conduct related to such Person’s service to TRANSLink and/or the Corporation for which either criminal or civil penalties against such Person may be sought; (iii) the conviction of such Person of, or the entry of a plea of guilty or nolo contendere by such Person to, any felony, or to any misdemeanor involving dishonesty or moral turpitude; (iv) such Person’s willful dishonesty, fraud or misconduct with respect to the business of TRANSLink and/or the Corporation; (v) a material violation of TRANSLink’s and/or the Corporation’s policies; or (vi) disclosing or misusing any confidential information or material concerning TRANSLink and/or the Corporation.

               (iii)   Market Participants. The right of any Stockholder that qualifies as a Market Participant to vote for a Director as set forth herein shall lapse on the date that is five (5) years from the Operations Date, and such Stockholders that qualify as Market Participants shall not exercise such voting right after such date, unless otherwise determined by FERC as not being necessary to satisfy the FERC Independence Rule.

          (b)   Election of Directors; Duration of Term. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing Directors, the presence in person or by proxy (or the written consent) of a majority of the Private Power Participants (computed with each Private Power Participant, together with any Affiliates of such Private Power Participant, counted as one party) shall constitute a quorum for the election of the Private Power Director. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing Directors, the presence in person or by proxy (or the written consent) of a majority of the Public Power Participants (computed with each Public Power Participant, together with any Affiliates of such Public Power Participant, counted as one party and including those Public Power Participants holding a proxy pursuant to Section 3.1(a)(ii)(B) above) shall constitute a quorum for the election of the Public Power Director. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing new Other Directors, the presence in person or by proxy (or the written consent) of a majority of the remaining Other Directors shall be required for the election of an Other Director. Further, for purposes of the Stockholders voting their voting securities pursuant to Section 3.1 (a) to ratify the selection of any Other Director pursuant to the immediate preceding sentence, at any meeting (or in a written consent in lieu thereof) held for such purpose, the presence in person or by proxy (or the written consent) of a majority of the Private Power Participants (computed with each Private Power Participant, together with any Affiliates of such Private Power Participant, counted as one party) and Public Power Participants (computed with each Public Power Participant, together with any Affiliates of such Public Power Participant, counted as one party and (including those Public Power Participants holding a proxy pursuant to Section 3.1 (a) (ii) (B) above) shall constitute a quorum. Elections of Directors need not be by written ballot unless the Bylaws shall so provide. Following the designation of each of the Directors as a Class I Director, Class II Director or Class III Director and their respective initial terms in accordance with Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement, the terms thereafter for each class of Directors shall be for three (3) years (in accordance with Article III, Section 1 of the Bylaws and Section 5.5 of the Restated Formation Agreement). A Director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (c)   Director Qualifications.

          In addition to the qualifications for Directors contained in the Certificate of Incorporation and the Bylaws, those persons chosen to serve as Directors of the Corporation also shall have qualifications equivalent to those of directors of public corporations with equivalent or larger revenues and assets than those anticipated for the Corporation and that such Directors shall reflect, as much as is practicable, a mix of backgrounds and experience; provided, however, that, experience in the electric industry is not a prerequisite. In addition, those persons selected as such Directors shall be of a caliber that will engender credibility in the marketplace, maximize the value of an IPO of the Corporation and provide the Corporation with quality and experienced leadership. No Director shall be elected after he or she is 67 years of age or older. Former board members, officers and employees of Stockholders shall be eligible for selection as independent Board members, provided that such person complies with the requirements of Article III, Section 11 of the Bylaws.

          (d)   Compensation; Reimbursement.

               (i)   The Directors shall be compensated, in accordance with the Certificate of Incorporation and the Bylaws, commensurate with the compensation of directors and chief executive officers of companies of comparable size and business activity, recognizing, however, that initially the Corporation will be a start-up company.

               (ii)   The Directors shall be reimbursed for reasonable expenses incurred in attending Board meetings, including, but not limited to, travel and out-of-pocket expenses.

          (e)   Any proxy granted to an Excepted Public Power Participant shall immediately terminate upon the termination (whether such termination is voluntary or involuntary) of the Public and Cooperative Power Operating Agreement between such Excepted Public Power Participant and TRANSLink.

ARTICLE 4

Conversion

     4.1.   Optional Conversion. Each Stockholder may, at its option, at any time on or after the date of receipt thereof, convert any or all of such Stockholder’s Class A Interests and/or Class C Interests in TRANSLink for shares of the Corporation’s Class A Common Stock in accordance with the conversion formula set forth in Section 4.3. herein.

     4.2.   Right to Convert; Right to Force Conversion. Immediately prior to the closing of an IPO or a Change in Control, in accordance with the conversion formula set forth in Section 4.3 herein, the Corporation shall have the right to require any Stockholder to convert any or all of such Stockholder’s Class A Interests and/or Class C Interests in TRANSLink for shares of the Corporation’s Class A Common Stock; provided, that, any conversion pursuant to this Section 4.2 is a tax-free transfer pursuant to subchapter C of the Internal Revenue Code or any other applicable provision of the Internal Revenue Code that provides for tax-free transfers.

     4.3.   Conversion Formula; Valuation.

          (a)   Each Stockholder who transfers all or any portion of its Class A Interests and/or Class C Interests in TRANSLink to the Corporation in exchange for the issuance of shares of Class A Common Stock shall receive, and the Corporation shall issue to such Stockholder, that number of shares of Class A Common Stock which results from dividing the Per Share Fair Market Value (as defined below) of the Class A Common Stock in effect at the time of each such conversion, into the product of (i) such Stockholder’s respective Percentage Interest in TRANSLink and (ii) the Aggregate Fair Market Value of all of the Class A Interests and Class C Interests of TRANSLink.

          (b)   For purposes herein,

               (i)   “Per Share Fair Market Value” means the per share fair market value of the Corporation’s Class A Common Stock (1) in the event that the Corporation’s Class A Common Stock is (or is about to be) listed on a national securities market or on the Nasdaq National Market (“Nasdaq”), at the IPO price, if the conversion occurs in conjunction with the IPO, or at the average closing sales price for the ten trading days prior to the date of conversion, if the conversion occurs after the IPO, as applicable, or, (2) in the event that there is no active public market for the Corporation’s Class A Common Stock, as determined by the Board, in its reasonable, good faith determination (following which the Corporation shall distribute a Notice of Valuation Determination to each Stockholder); provided, however, that, in the event that a Stockholder, in its reasonable, good faith determination, objects to the Board’s determination of the Per Share Fair Market Value, and the Board and such Stockholder are unable to reach agreement within sixty (60) days after the date of such objection by the Stockholder, the Board and the Stockholder shall submit the matter for arbitration in accordance with the practices and procedures of the American Arbitration Association, and, thereafter, with respect to such Stockholder, “Per Share Fair Market Value” shall mean the per share fair market value of the Class A Common Stock as determined by the arbitrator(s) in such arbitration. All fees and expenses of each such arbitration shall be borne by the Corporation. In the event a Per Share Fair Market Value other than originally determined by the Board is determined pursuant to arbitration, the Corporation shall have no obligation to distribute a new Notice of Valuation Determination.

               (ii)   “Aggregate Fair Market Value” means the aggregate fair market value of all of the Class A Interests and Class C Interests of TRANSLink as determined by the Managing Member, in its reasonable, good faith determination; provided, however, that, in the event that a Stockholder, in its reasonable, good faith determination, objects to the Managing Member’s determination of the Aggregate Fair Market Value, and the Managing Member and such Stockholder are unable to reach agreement within sixty (60) days after the date of such objection by the Stockholder, the Managing Member and the Stockholder shall submit the matter for arbitration in accordance with the practices and procedures of the American Arbitration Association, and, thereafter, with respect to such Stockholder, “Aggregate Fair Market Value” shall mean the aggregate fair market value of all of the Class A Interests and Class C Interests in

TRANSLink as determined by the arbitrator(s) in such arbitration. All fees and expenses of each such arbitration shall be borne by the Managing Member.

               (iii)   “Notice of Valuation Determination” means a notice sent by the Corporation to each Stockholder pursuant to which each Stockholder shall be notified of a determination by the Board of the Per Share Fair Market Value as determined under Section 4.3(c)(i)(2) hereof, and which shall be sent to each Stockholder within three (3) business days of such determination.

     4.4.   Right to Match Conversion. In connection with a Stockholder’s election under Section 4.1 to convert Class A Interests and/or Class C Interests in TRANSLink into shares of the Corporation’s Class A Common Stock, the Corporation shall provide to each other Stockholder a copy of the Notice of Valuation Determination and each such other Stockholder shall have a period of ten (10) business days to convert its Class A Interests and/or Class C Interests into Class A Common Stock on the same times provided in such Notice of Valuation Determination provided that any such other Stockholder provides notice to the Corporation of such Stockholder’s intention to exercise such right within ten (10) business days of such Stockholder’s receipt of the Notice of Valuation Determination.

     4.5.   Mechanics of Conversion. Before any Stockholder shall be entitled to convert its Class A Interests and/or Class C Interests into shares of Class A Common Stock and to receive certificates therefor, such Stockholder shall give written notice to the Corporation that such Stockholder elects to convert the same; provided, however, that in the event of a conversion pursuant to Section 4.2(a), the Corporation shall give such written notice to each applicable Stockholder. The Corporation shall, as soon as practicable thereafter, issue and deliver to such Stockholder, a certificate or certificates for the number of shares of Class A Common Stock to which it shall be entitled as aforesaid; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless and until the Corporation receives evidence of the Stockholder’s Class A Interests and/or Class C Interests to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Stockholder’s Class A Interests and/or Class C Interests to be converted, and the Stockholder entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

     4.6.   Independence. Notwithstanding the foregoing or any provision contained herein to the contrary, the Corporation shall at no time be required to effect a conversion pursuant to this Article IV if, in the reasonable, good faith judgement of the Board, such conversion may affect the ability of the Corporation, or any of the Corporation’s stockholders, to comply with the FERC Independence Rule.

     4.7.   Transfer Agreements. Notwithstanding any conversion that may be effected pursuant to this Article IV, each Transfer Agreement entered into by and between TRANSLink and a Stockholder shall remain in full force and effect.

ARTICLE 5

Redemption; Adjustment

     5.1.   Redemption of Class B Common Stock and Class C Common Stock. In the event of a Withdrawal of a Stockholder from TRANSLink, the Corporation shall, in each instance, purchase from such withdrawing Stockholder all of such withdrawing Stockholder’s Class B Common Stock or Class C Common Stock, as applicable, at a per share price equal to the stated per share par value of such Class B Common Stock or Class C Common Stock, as applicable.

     5.2.   Adjustment of Class B Common Stock Holdings.

          (a)   The Board shall adjust the Stockholder Proportional Value Share of each Stockholder: (i) at any time that a Stockholder sells or purchases capital stock of the Corporation; and (ii) once a year, not more than thirty (30) days after the Board causes the TRANSLink to file a revised TRANSLink Rate Schedule, to account for (1) the addition of any Additional Participants as Members of TRANSLink, (2) any additional Transmission Assets that have become subject to Transfer Agreements and/or any additional cash that has been contributed to the Corporation during such year, and (3) changes in the Net Book Value of Transmission Assets then subject to Transfer Agreements, which adjustments shall be made in accordance with the schedules to Section 5.1 of each Transfer Agreement.

          (b)   The number of shares of Class B Common Stock held by each Stockholder shall be adjusted (if necessary) at such time (and from time to time) as when the Board adjusts the Stockholder Proportional Value Share of the Stockholders pursuant to Section 5.2(a), so that, after giving effect to such adjustments, the number of shares of Class B Common Stock held by each Stockholder shall increase or decrease (if necessary) based on such Stockholder’s adjusted Stockholder Proportional Value Share[, so that each Stockholder holds a percentage of all of the issued and outstanding shares of Class B Common Stock equal to such Stockholder’s adjusted Stockholder Proportional Value Share.] The Corporation shall reflect each such adjustment on its then-applicable capitalization table. Not later than [ten (10)] days after adjusting the Stockholders’ Stockholder Proportional Value Share, the Board shall send a written notice (the “Update Notice”) of such adjustment to the Stockholders. The holders of Class B Common Stock shall then have [ten (10)] days following receipt of such Update Notice to forward to the Corporation the certificates evidencing their respective shares of Class B Common Stock. Within [ten (10)] days of receipt of all such certificates, the Corporation shall issue new certificates to each Stockholder evidencing the adjusted number (if any) of shares of Class B Common Stock of each such Stockholder.

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ARTICLE 6

Registration Rights

     6.1.   Demand Registration.

          (a)   Subject to the conditions of this Section 6.1, at any time following an IPO, if the Corporation shall receive a written request from the Stockholders holding at least [forty percent (40%)] of the Registrable Securities then outstanding (the “Initiating Stockholders”) that the Corporation file a registration statement under the Securities Act covering the registration of at least [twenty percent (20%)] of the Registrable Securities then outstanding (or any lesser percent if the anticipated aggregate offering price would exceed [Five Million Dollars ($5,000,000)]), then the Corporation shall, within twenty (20) calendar days of the receipt thereof, give written notice of such request to all Stockholders, and subject to the limitations of this Section 6.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Stockholders request to be registered.

          (b)   If the Initiating Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 6.1 or any request pursuant to Section 6.3 and the Corporation shall include such information in the written notice referred to in Section 6.1(a) or Section 6.3(a), as applicable. In such event, the right of any Stockholder to include its Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in usual and customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Stockholders (which underwriter or underwriters shall be reasonably acceptable to the Corporation). Notwithstanding any other provision of this Section 6.1 or Section 6.3, if the underwriter advises the Initiating Stockholders in writing that it has determined in good faith that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Initiating Stockholders shall so advise all Stockholders holding Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Stockholders holding such Registrable Securities on a pro rata basis, based on the number of Registrable Securities held by all such Stockholders (including the Initiating Stockholders); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Corporation are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c)   The Corporation shall not be required to effect a registration pursuant to this Section 6.1:

               (i)   after the Corporation has effected [two (2)] registrations pursuant to this Section 6.1, and such registrations have been declared or ordered effective and have remained effective for the period specified in Section 6.5(a) hereof;

               (ii)   during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following, the effective date of the registration statement pertaining to the IPO; provided that the Corporation makes reasonable good faith efforts to cause such registration statement to become effective;

               (iii)   if the Corporation shall furnish to Stockholders requesting a registration statement pursuant to this Section 6.1, a certificate signed by the Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholder for such registration statement to be effected at such time, in which event the Corporation shall have the right to defer such filing for a period of not more than ninety (90) calendar days after receipt of the request of the Initiating Stockholders; provided that such right to delay a request shall be exercised by the Corporation not more than once in any twelve (12) month period; or

               (iv)   if the Initiating Stockholders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 6.3 below.

     6.2.   Piggyback Registrations.

          (a)   At any time following an IPO, the Corporation shall notify all Stockholders holding Registrable Securities in writing at least thirty (30) calendar days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Corporation (including, but not limited to, registration statements relating to primary offerings of securities of the Corporation, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or any successor rule thereto) and will afford each such Stockholder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Stockholder. Each Stockholder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) calendar days after the above-described notice from the Corporation, so notify the Corporation in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Stockholder. If a Stockholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Corporation, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement(s) as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b)   If the registration statement in connection with which the Corporation gives notice under this Section 6.2 is for an underwritten offering, the Corporation shall so advise the Stockholders holding Registrable Securities in the notice contemplated by Section 6.2(a) above. In such event, the right of any such Stockholder to include Registrable Securities held thereby in a registration pursuant to this Section 6.2 shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in usual and customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of the Agreement, if the underwriter advises the Corporation in writing that it has, in good faith, determined that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Corporation and any stockholder(s) of the Corporation exercising their “demand” registration rights; second, to the Stockholders on a pro rata basis based on the total number of Registrable Securities held by the Stockholders; and third, to any other stockholder(s) of the Corporation (other than the Stockholders) on a pro rata basis. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Corporation and the underwriter, delivered at least ten (10) calendar days prior to the anticipated effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Stockholder which is a partnership, corporation, or limited liability company, the partners, former partners, members, former members, stockholders and former stockholders of such Stockholder, or the estates and family members of any such partners or former partners, members or former members or stockholders or former stockholders and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Stockholder,” and any pro rata reduction with respect to such “Stockholder” shall be based upon the aggregate number of securities carrying registration rights owned by all entities and individuals included in such “Stockholder,” as so defined.

          (c)   The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 6.2 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 6.4 hereof.

     6.3.   Form S-3 Registration.

     In case the Corporation shall receive from any Stockholder or Stockholders holding Registrable Securities a written request or requests that the Corporation effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Stockholder or Stockholders, the Corporation will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Stockholders holding Registrable Securities; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Stockholder’s or Stockholders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholder or Stockholders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6.3:

               (i)   if Form S-3 (or any successor or similar form) is not available for such offering by the Stockholders;

               (ii)   if the Stockholders, together with the holders of any other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than [One Million Dollars ($1,000,000)];

               (iii)   if the Corporation shall furnish to the Stockholders a certificate signed by the Chairman of the Board of Directors of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such Form S-3 registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) calendar days after receipt of the request of the Stockholders or Stockholders under this Section 6.3; provided, that such right to delay a request shall be exercised by the Corporation not more than once in any twelve (12) month period; or

               (iv)   in any jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)   Subject to the foregoing, the Corporation shall file a Form S-3 registration statement (or successor or similar short-form registration statement) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Stockholders. Registrations effected pursuant to this Section 6.3 shall not be counted as demands for registration or registrations effected pursuant to Sections 6.1 or 6.2, respectively.

     6.4.    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6.1, Section 6.2 or Section 6.3 hereof shall be borne by the Corporation. The Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of securities so registered. The Corporation shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 6.1 or 6.3, the request for which subsequently has been withdrawn by the Initiating Stockholders unless (a) the withdrawal is based upon material adverse information concerning the Corporation of which the Initiating Stockholders were not aware at the time of such request or (b) the holders of a majority of Registrable Securities agree to forfeit their right to one (1) requested registration pursuant to Section 6.1 in which event such right shall be forfeited by all Stockholders. If the Stockholders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Corporation is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Stockholders shall not forfeit their rights pursuant to Section 6.1 to a demand registration.

     6.5.   Obligations of the Corporation. Whenever required to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as practicable:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Stockholders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier of (i) one hundred eighty (180) days from the date that the registration statement is declared effective or (ii) completion of the distribution contemplated in the registration statement; provided, however, that: (A) such 180-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of Class A Common Stock (or other securities) of the Corporation or necessitated by the occurrence of an event described in paragraph (f) hereof; and (B) in the case of any registration on Form S-3 of Registrable Securities that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415, or any successor rule to Rule 415, under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which [y] includes any prospectus required by Section 10(a)(3) of the Securities Act or [z] reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in [y] and [z] above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement. In the event that a registration statement is filed and declared effective pursuant to exercise of demand registration rights under Section 6.1 hereof but does not remain effective for the minimum period of time contemplated by this Section 6.5(a), such registration shall not count as one of the [two (2)] demand registrations to which the Stockholders are entitled pursuant to Section 6.1(c)(i) hereof.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)   Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as reasonably shall be requested by the Stockholders; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)   Notify on a timely basis each Stockholder holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to such Stockholder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g)   Cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed.

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)   Use its best efforts to furnish to the Stockholders, at least five (5) business days before filing a registration statement that registers such Registrable Securities, a draft registration statement and copies of all such documents proposed to be filed therewith.

          (j)   Notify each Stockholder of Registrable Securities covered by such registration statement promptly upon (i) the receipt by the Corporation of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threat of any proceeding for that purpose or (ii) the receipt by the Corporation of any notification with respect to the suspension of the qualification of the securities covered by such registration statement, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

          (k)   Make available for inspection by any Stockholder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers and directors to supply all information reasonably requested by any such Stockholder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such Stockholder, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided.

          (l)   Furnish to each Stockholder participating in such registration:

               (i)   in the case of an underwritten public offering, a copy of any opinion of counsel for the Corporation provided to the underwriters participating in such offering;

               (ii)   in the case of an underwritten public offering, a copy of any “comfort” letters provided to the underwriters participating in such offering and signed by the Corporation’s independent public accountants who have examined and reported on the Corporation’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants or other relevant authorities;

               (iii)   an opinion of the counsel for the Corporation for the purposes of such registration, in such form and substance as is required by the applicable form of the SEC used with respect to such registration, addressed to the underwriters, if any, and to the Stockholders requesting such registration of Registrable Securities; and

               (iv)   a copy of each document filed with, and all correspondence from or to, the SEC in connection with any such offering other than non-substantive cover letters and the like.

          (m)   Otherwise use its best efforts to comply with all rules and regulations of the SEC applicable to or affecting such registration and sale and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

     6.6.   Termination of Registration Rights. All registration rights granted under this Section 6 shall terminate and be of no further force and effect with respect to each Stockholder if (i) the Corporation has completed an offering of its securities to the general public pursuant to an effective registration statement under the Securities Act or otherwise is subject to the registration provisions of the Exchange Act and (ii) all Registrable Securities held by and issuable to such Stockholder have been sold or may be sold under Rule 144 during any ninety (90) calendar day period.

     6.7.   Delay of Registration; Furnishing Information.

          (a)   No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

          (b)   It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 6.1, Section 6.2 or Section 6.3 that the selling Stockholders shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as the

Corporation shall reasonably request in writing and as shall be required to effect the registration of their Registrable Securities.

          (c)   The Corporation shall have no obligation with respect to any registration requested pursuant to Section 6.1 or Section 6.3 if, due to the operation of Section 6.1(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required originally to trigger the Corporation’s obligation to initiate such registration as specified in Section 6.1 or Section 6.3, whichever is applicable.

     6.8.   Indemnification. In the event any Registrable Securities are included in a registration statement under Section 6.1, Section 6.2 or Section 6.3:

          (a)   To the extent permitted by law, the Corporation will indemnify and hold harmless each Stockholder, the partners, members, officers and directors of each Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Corporation: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Corporation will pay, as incurred, to each such Stockholder, partner, officer, director, underwriter or controlling Person reimbursement for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation, which consent shall not unreasonably be withheld, and the Corporation shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, partner, member, officer, director, underwriter or controlling Person of such Stockholder.

          (b)   To the extent permitted by law, each Stockholder will, if Registrable Securities held by such Stockholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Corporation, each of its directors, its officers and each Person, if any, who controls the Corporation within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Stockholder selling securities under such registration statement or any of such other Stockholder’s partners, directors or officers or any Person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Corporation or any such director, officer, controlling Person, underwriter or other such Stockholder, or partner, director, officer or controlling Person of such other Stockholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay, as incurred, reimbursement for any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling Person, underwriter or other Stockholder, or partner, officer, director or controlling Person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not unreasonably be withheld; provided further, that in no event shall any indemnity under this Section 6.8 exceed the net proceeds from the offering received by such Stockholder.

          (c) Promptly after receipt by an indemnified party under this Section 6.8 of notice of the commencement of any action, suit, arbitration, investigation or other proceeding (including such by any governmental agency), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8.

          (d) If the indemnification provided for in this Section 6.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder; and provided further, that no Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e)   The obligations of the Corporation and Stockholders under this Section 6.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     6.9.   Assignment of Registration Rights. Subject to the terms and provisions set forth in this Agreement, the rights to cause the Corporation to register Registrable Securities pursuant to this Section 6 may be assigned by a Stockholder to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than [fifty thousand (50,000)] Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events; (ii) there is transferred to such transferee at least [twenty percent (20%)] of the Registrable Securities held by the Stockholder immediately prior to such transfer; or (iii) such transferee is a partner, stockholder, director, officer, member, subsidiary, affiliate (as that term is defined in Rule 144 pursuant to the Securities Act), spouse, child, trust for the benefit of, family trust or estate of a party hereto.

     6.10.   Amendment of Registration Rights. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the Stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each Stockholder and the Corporation. By acceptance of any benefits under this Section 6, Stockholders holding Registrable Securities agree to be bound by the provisions hereof.

     6.11.   Limitation on Subsequent Registration Rights. After the date of this Agreement, the Corporation shall not, without the prior written consent of the Stockholders holding at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would grant such holder registration rights senior to or in parity with those granted to the Stockholders hereunder.

          (a)   “Market Stand-Off” Agreement; Agreement to Furnish Information. Each Stockholder hereby agrees that such Stockholder shall not sell, transfer, make any short sale of,

grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Class A Common Stock or other securities of the Corporation held by such Stockholder (other than those included in the registration) for a period specified by the representative(s) underwriters (the “Representative(s)”) of Class A Common Stock or other securities of the Corporation not to exceed one hundred eighty (180) calendar days following the effective date of the first two registration statements of the Corporation filed under the Securities Act; provided all officers and directors of the Corporation and holders of at least one percent (1%) of the Corporation’s voting securities enter into similar agreements.

          (b)   Each Stockholder shall execute and deliver such other agreements as may be reasonably requested by the Corporation or the Representative(s) which are consistent with the foregoing or which are necessary to give effect thereto. In addition, if requested by the Corporation or the Representative(s), each Stockholder shall provide, within ten (10) calendar days of such request, such information as may be required by the Corporation or such Representative(s) in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 6.11 shall not apply to a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 of the Securities Act (or any successor rule thereto). The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period of up to one hundred eighty (180) calendar days.

     6.12.   Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Corporation for an offering of its securities to the general public;

          (b)   File with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act;

          (c)   Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Stockholders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the first registration statement filed by the Corporation for the offering of its securities to the general public is declared effective; and

          (d)   So long as a Stockholder owns any Registrable Securities, furnish to such Stockholder forthwith upon request (i) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Corporation; and (iii)

such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE 7

Preemptive Rights

     7.1   Subsequent Offerings. Each Stockholder shall have a preemptive right to purchase its pro rata share of all Equity Securities (as defined below, for purposes of this Article 7) that the Corporation may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 7.6 hereof. Each Stockholder’s pro rata share is equal to the ratio of (i) the number of shares of the Corporation’s Class B Common Stock and Class C Common Stock of which such Stockholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the Corporation’s outstanding Class B Common Stock and Class C Common Stock immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any common stock, preferred stock or other security of the Corporation; (ii) any security convertible, with or without consideration, into any common stock, preferred stock or other security (including any option to purchase such a convertible security); (iii) any security carrying any warrant or right to subscribe to or purchase any common stock, preferred stock or other security; or (iv) any such warrant or right.

     7.2.   Exercise of Rights. If the Corporation proposes to issue any Equity Securities, it shall give each Stockholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Corporation proposes to issue the same. Each Stockholder shall have fifteen (15) calendar days from the date of receipt of such notice to agree to purchase all or any part of its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Corporation and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Corporation shall not be required to offer or sell such Equity Securities to any Stockholder who would cause the Corporation to be in violation of applicable federal securities laws by virtue of such offer or sale.

     7.3   Issuance of Equity Securities to Other Persons. If not all of the Stockholders elect to purchase their entire pro rata share of the Equity Securities, then the Corporation shall promptly notify in writing the Stockholders who do so elect and shall offer such Stockholders the right to acquire such unsubscribed shares. Each such Stockholder shall have five (5) calendar days after receipt of such notice to notify the Corporation of its election to purchase all or a portion thereof of the unsubscribed shares. If the Stockholders fail to exercise in full these preemptive rights, the Corporation shall have ninety (90) calendar days thereafter to sell the Equity Securities in respect of which the Stockholder’s rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Corporation’s notice to the Stockholders pursuant to Section 7.2 hereof. If the Corporation has not sold such Equity Securities within ninety (90) calendar days of the notice provided pursuant to Section 7.2, the Corporation shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Stockholders in the manner provided above.

     7.4   Termination and Waiver of Preemptive Rights. The preemptive rights established by this Article 7 shall not apply to, and shall terminate upon the closing of, an IPO.

     7.5   Transfer of Preemptive Rights. Subject to the terms and provisions set forth in this Agreement, the preemptive rights of each Stockholder under this Section 7 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 6.9.

     7.6.   Excluded Securities. The preemptive rights established by this Section 7 shall have no application to any of the following Equity Securities:

          (a)   up to an aggregate amount of [     ] shares of Class A Common Stock reserved for issuance to officers, directors, or employees of, or consultants to, the Corporation pursuant to any stock option or stock purchase plans and agreements of the Corporation;

          (b)   any Equity Securities issued in connection with or pursuant to a merger, consolidation, acquisition or similar business combination, or a joint venture, strategic relationship or similar transaction;

          (c)   shares of Class A Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation;

          (d)   any Equity Securities issued pursuant to or in connection with equipment financings, lease arrangements, bank financing transactions, commercial credit arrangements or similar transactions;

          (e)   shares of, or securities convertible into shares of, the Corporation’s Class B Common Stock or Class C Common Stock issued to a Stockholder; and

          (f)   shares of Class A Common Stock issued upon conversion of the Class A Interests and/or the Class C Interests.

ARTICLE 8

Transfers

     8.1.   Transfers.

          (a)   No Stockholder may Transfer all or a portion of its Common Stock unless:

               (i)   the Stockholder desiring to consummate such Transfer (the “Assigning Stockholder”), and the prospective Transferee each execute, acknowledge and deliver to all the other Stockholders such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably necessary to effectuate such Transfer;

               (ii)   the Transfer will not violate any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Corporation or any of its assets;

               (iii)   the Transfer will not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Corporation is a party; and

               (iv)   the prospective transferee agrees to be bound by the terms of this Agreement.

          (b)   In addition to the provisions set forth above in Section 8.1(a), no Stockholder may Transfer any Class B Common Stock without the prior written consent of all of the Stockholders, except in connection with a transfer of Transmission Assets as permitted by and pursuant to the Transfer Agreements.

          (c)   In addition to the provisions set forth above in Section 8.1(a), no Stockholder may Transfer any Class C Common Stock without the prior written consent of all of the Stockholders, except in connection with a transfer of Transmission Assets as permitted by and pursuant to the Transfer Agreements.

     8.2.   [RESERVED]

     8.3.   [RESERVED]

ARTICLE 9

Termination

     9.1.   Termination. This Agreement shall terminate with respect to all of the Parties hereto, upon the earlier of (a) the affirmative vote of (i) the holders of a majority of the outstanding shares of Class A Common Stock and (ii) each holder of Class B Common Stock and/or Class C Common Stock, or (b) the dissolution, liquidation, or winding up of the Corporation. In addition, upon the closing of an IPO or a Change in Control, the provisions set forth in Article 7 shall terminate and be of no further force or effect.

ARTICLE 10

General Provisions

     10.1.   Lock-Up Agreements. In furtherance, and not in limitation, of Section 6.11 herein, in connection with an IPO, each Stockholder hereby agrees to execute such lock-up agreements as may be requested by the Corporation or the Representative(s) agreeing not to effect any sale, transfer, or distribution, or enter into any hedging or similar transaction with the same economic effect as a sale, of the Corporation’s Class A Common Stock, for a period specified by the Corporation or the Representative(s) not to exceed one hundred eighty (180) calendar days (or such other market standard period) following the effective date of the IPO.

     10.2.   Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by certified mail in any such case directed or addressed to the respective addresses set forth in Schedule A attached hereto (iv) transmitted by facsimile to the facsimile number set forth in Schedule A attached hereto, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of certified mail, upon receipt of the written signature card indicating acceptance by addressee; and (d) in the case of facsimile notices, the Business Day following the date on which electronic indication of receipt is received. Any Party may change its address and facsimile number by written notice to the other Parties given in accordance with this Section 10.2, following the effectiveness of which notice Schedule A attached hereto shall be updated accordingly.

     10.3.   Entire Agreement. This Agreement and any Schedules and Exhibits attached hereto (together with the Definitive Agreements, as applicable) shall constitute the entire agreement between the Parties relating to the subject matter hereof and shall supersede all prior contracts, agreements and understandings between them relating to such matters.

     10.4.   Construction Principles. As used in this Agreement, words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.

     10.5.   Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts by the Parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument. Facsimile counterpart signatures shall be acceptable and binding.

     10.6.   Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the Parties’ expectations regarding this Agreement. Otherwise, the Parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

     10.7.   Assignment; Binding Effect. Except in connection with a Transfer under Article 8, no Party may assign this Agreement in whole or in part without the prior written consent of all of the other Parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

     10.8.   Additional Documents and Acts. Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

       10.9.   No Third Party Beneficiary. This Agreement is made solely for the benefit of the Parties hereto and their successors and permitted assigns and no other Person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     10.10.   Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, such remedy being in addition to any other remedy to which any such Party may be entitled at law or in equity.

     10.11.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

     10.12.   Dispute Resolution.

          (a)   Generally. Except as set forth in Section 4.3, any dispute or controversy as may arise out of or relating to this Agreement, including any question regarding its existence, validity or construction shall be resolved as follows: (i) prior to the initiation of any action before a Governmental Authority, such dispute or controversy shall be subject to the alternative dispute resolution process set forth in Section 10.12(b) below; and (ii) thereafter, such dispute or controversy may be submitted to any Governmental Authority having jurisdiction under applicable law.

          (b)   Alternative Dispute Resolution Process. To the fullest extent permitted by applicable law, any dispute or controversy arising out of or relating to this Agreement, or any breach thereof, shall be referred to one or more designated representatives of each party in dispute for resolution on an informal basis as promptly as practicable. In the event the designated representatives are unable to resolve the dispute within thirty (30) days or such other period as the affected parties may agree upon, the alternative dispute resolution process set forth herein shall terminate.

     10.13.   Amendment. Unless otherwise set forth herein, this Agreement may be amended, modified, supplemented, or waived only by written agreement of the Corporation, the holders of a majority of the outstanding shares of Class A Common Stock, and a Majority of the Class B and Class C Stockholders; provided, however, that, if, by its terms, any such amendment, modification, supplement, or waiver disproportionately affects the voting rights of any stockholder or class of stockholders, then, the approval of each such stockholder or the approval of a majority of such class of stockholders, as applicable, shall be required.

[Signatures appear on the following pages]

     IN WITNESS WHEREOF, the Parties hereto have executed this Stockholders’ Agreement as of the date first above written.

Schedule A

Name          Type of Entity          Address & Facsimile Number

Schedule B

Schedule of Definitions for Corporate Agreements